Exhibit 99.1

News Release

Media Contact: Andrea Kozek

Senior Manager, Public Relations

920-491-7518

Investor Contact: Ben McCarville
Vice President | Director of Investor Relations
920-491-7059

Associated Banc-Corp announces balance sheet repositioning to support organic growth strategy

GREEN BAY, Wis. – December 4, 2024 – Associated Banc-Corp (NYSE: ASB) today announced balance sheet repositioning transactions to accelerate the Company’s organic growth strategy. Pursuant to the terms of the transactions, Associated sold approximately $1.3 billion of investment securities and has agreed to sell approximately $0.7 billion in mortgage loans, primarily in single-product relationships. The sale of the mortgage loans is expected to close in the first quarter of 2025.

“We are now three years into an organic growth strategy that has provided tailwinds across our company, including improved customer satisfaction, net household growth, and an infusion of talent in key areas,” said President and CEO Andy Harmening. “This balance sheet repositioning supports and accelerates our organic strategy by enhancing our earnings profile, boosting capital, and providing additional capacity for loan growth. As we continue to execute on our plan going forward, we feel well-positioned to attract and deepen customer relationships, take market share in key commercial markets, and enhance the value of our franchise. We look forward to sharing updates on our progress along the way.”

The transactions are expected to result in an after-tax loss of approximately $253 million which will cause the Company to report a net loss for the fourth quarter of 2024.

The transactions are expected to increase Associated’s wholesale funding capacity by paying down FHLB advances, while also removing low-yielding assets from the books. The Company has also chosen to reinvest approximately $1.5 billion into investment securities.

The Company expects to provide additional details on this balance sheet repositioning in a conference call for investors and analysts at 4:30 p.m. Central Time (CT) today, December 4, 2024. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp strategic update call. An accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

An investor presentation will be furnished as an exhibit to a Form 8-K with the Securities and Exchange Commission and will be accessible via Associated Banc-Corp's Investor Relations website at http://investor.associatedbank.com.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $42 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

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